ENTRUSTED MANAGEMENT AGREEMENT

AIDONG YU
DANDAN YU
CHUNXIAO ZOU
YANJUN HUANG
YULIANG XIE
YANPING YU
QIANG SUI
AIPING YU
YUNXIAO ZOU

AND

HUAKANG ZHOU

For

PAPERCLIP SOFTWARE, INC.

November 8, 2006
JILIN PROVINCE, CHINA

Entrusted Management Agreement

This Entrusted Management Agreement (the "Agreement") is entered into on the 8th day of November, 2006 in Jilin, China by:

Party A: 1 Aidong Yu, a citizen of PRC.
2. Dandan Yu, a citizen of PRC.
3. Chunxiao Zou, a citizen of PRC.
4. Yuliang Xie, a citizen of PRC.
5. Yanping Yu, a citizen of PRC.
6. Qiang Sui, a citizen of PRC.
7. Aiping Yu, a citizen of PRC.
8. Yunxiao Zou, a citizen of PRC.

and

Party B: Huakang Zhou, an US citizen with social security number of ###-##-#### (hereinafter referred to as Party B), and the sole officer and majority shareholder of American Sunrise International, Inc., a wholly foreign-owned enterprise incorporated in the State of Delaware.

Whereas:

1. Party A constitutes the parties set forth above under “Party A.”

2. Huakang Zhou, an US citizen with social security number of ###-##-#### (hereinafter referred to as Party B), and the sole officer and majority shareholder of American Sunrise International, Inc., a wholly foreign-owned enterprise incorporated in the State of Delaware.

3. According to the Stock Purchase Agreement and Share Exchange between Paperclip Software Inc., a Delaware corporation (“PSI”) and American Sunrise International Inc. (the “Agreement”), Party B will exchange all his shares in ASI Company for a majority control of the issued and outstanding shares of PSI. Thereafter, Party B agrees to entrust management of PSI to the persons designated as Party A.

4. Party A agrees to accept such entrustment and to manage PSI on behalf of Party B.

Therefore, in accordance with the laws and regulations of the People's Republic of China, the Parties agree as follows after friendly consultation based on the principle of equality and mutual benefit.

Article 1 Entrusted Management

1.1 Party B agrees to entrust the management of PSI to Party A pursuant to the terms and conditions of this Agreement. Party B agrees to manage PSI in accordance with the terms and conditions of this Agreement.

1.2 The term of this Entrusted Management Agreement shall be from the effective date of this Agreement to the earlier of the following:

(1) the winding up of PSI, or

(2) the termination date of this Entrusted Management Agreement to be determined by the parties hereto.

1.3 The goals of the entrusted management are to allow PSI Company, prior to being acquired by Party A through asset or equity purchase: 1) to repay its borrowings from banks, pay off its existing accounts payable; and 2) to manage its remaining assets prior to being acquired by Party A. During the entrusted period, Party A shall be fully responsible for the management of PSI. The management service includes, without limitation, the following:

(1) Party B shall be fully responsible for the operation of PSI, which includes the right to appoint and terminate members of the Board of Directors and the right to hire managerial and administrative personnel. Party B or its voting proxy shall make a shareholder's resolution and a board of directors' resolution based on the decision of Party A.

(2) Party A has the right to manage and control all assets of PSI. PSI shall open an entrusted account or designate an existing account as an entrusted account. Party A has the full right to decide the use of the funds in the entrusted account. The signer of the account shall be appointed or confirmed by Party A. All of the funds of PSI shall be kept in this account, including but not limited to its existing working capital and purchase price received from selling its production equipment, inventory, raw materials and accounts receivable to PSI. All payments of funds shall be disbursed through this entrusted account, including but not limited to the payment of all existing accounts payable and operating expenses, payment of employees salaries and purchase of assets, and all revenues from its operation shall be kept in this account.

(3) Party A shall have the full right to control and administer the financial affairs and daily operations of PSI such as entering into and performance of contracts, and payment of taxes and the like.

(4) If PSI requires additional funds to maintain its operations, Party A shall provide such additional funds through a bank loan or other resources and Party B shall provide necessary assistance in obtaining these funds.

Article 2 Rights and Obligations of the Parties

2.1 During the term of this Agreement, Party B's rights and obligations include:

(1) to hand over PSI to Party A for entrusted management as of the effectiveness date of this Agreement and to hand over all of the business materials, business license and corporate seal of PSI to Party A;

(2) Party B has no right to make any decisions regarding PSI’s operations without the consent of Party A;

(3) to have the right to know the business conditions of PSI at any time and provide proposals;

(4) to assist Party A in carrying out the entrusted management according to Party A's requirement;

(5) to perform its obligations pursuant to the Shareholders' Voting Rights Proxy Agreement by and between the parties, and not to violate the said agreement;

(6) not to intervene Party B's management over PSI in any form by making use of shareholder's power;

(7) not to entrust or grant their shareholders' rights in PSI to a third party other than Party A without Party A's consent;

(8) not to otherwise entrust other third parties other than Party A to manage PSI in any form without Party A's consent;

(9) not to terminate this Agreement unilaterally with any reason; or

(10) to enjoy other rights and perform other obligations under the Agreement.

2.2 During the term of this Agreement, Party A's rights and obligations include:

(1) to enjoy independent and full right to manage PSI;

(2) to enjoy the right to dispose of all assets of PSI;

(3) to enjoy profits and bear losses arising from PSI's operations during the period of entrusted management;

(4) to appoint all directors of PSI;

(5) to appoint general managers, deputy general managers, financial managers and other senior managerial personnel of PSI;

(6) to convene shareholders' meetings of PSI in accordance with the Shareholders' Voting Rights Proxy Agreement and sign resolutions of shareholders' meetings; and

(7) to enjoy other rights and perform other obligations under the Agreement.

Article 3 Representation and Warranties

The Parties hereto hereby make the following representations and warranties to each other as of the date of this Agreement that the parties:

(1) have the right to enter into the Agreement and the ability to perform the same;

(2) the execution and delivery of this Agreement by each party has been duly authorized by all necessary corporate action;

(3) the execution of this Agreement by the officer or representative of each party has been duly authorized;

(4) each party has no other reasons that will prevent this Agreement from becoming a binding and effective agreement between both parties after execution;

(5) the execution and performance of the obligations under this Agreement will not:
(a) violate any provision of the business license, articles of association or other similar documents of its own;

(b) violate any provision of the laws and regulations of the PRC or other governmental or regulatory authority or approval;

(c) violate or result in a breach of any contract or agreement to which the party is a party or by which it is bound.

Article 4 Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the parties hereto with seals affixed.

Article 5 Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 6 Force Majeure

The failure of either party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed as breach of contract. The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 7 Governing Law

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

Article 8 Settlement of Dispute

Any disputes under the Agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission. The place of arbitration is Beijing. The arbitration award shall be final and binding on both parties.

Article 9 Confidentiality

9.1 The parties hereto agree to cause its employees or representatives who has access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the consent of the other party, otherwise such party or personnel shall assume corresponding legal liabilities.

9.2 The obligations of confidentiality under Section 9.1 of this Article shall survive after the termination of this Agreement.

Article 10 Severability

10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2. In the event of the foregoing paragraph, the parties hereto shall prepare a supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Non-waiver of Rights

11.1 Any failure or delay by any party in exercising its rights under this Agreement shall not constitute a waiver of such right.

11.2 Any failure of any party to demand the other party to perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand the other party to perform such obligations later.

11.3 If a party excuses the non-performance by other party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other party of the same provision.

Article 12 Non-transferability

Unless otherwise specified under this Agreement, no party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written from the other party.

Article 13 Miscellaneous

13.1 Any and all taxes arising from execution and performance of this Agreement and during the course of the entrusted management and operation shall be borne by the Parties respectively pursuant to the provisions of laws and regulations.

13.2 Any amendment entered into by the parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

13.3 This Agreement is executed by Chinese and English in duplicate, and in case of any conflict the Chinese version shall prevail. Each of the original Chinese and English versions of this Agreement shall be executed in 6 copies. Each party shall hold two originals of each version, and the rest shall be used for governmental registration or other necessary approval purposes.

13.4 In witness hereof, the Agreement is duly executed by the parties hereto on the date first written above.

(Page of signature, no text)

Party A:

_______________________
Aidong Yu (signature)

_______________________
Dandan Yu (signature)

_______________________
 Chunxiao Zou (signature)

_______________________
 Yanjun Huang (signature)

_______________________
Yuliang Xie (signature)

_______________________
 Yanping Yu (signature)

_______________________
 Qiang Sui (signature)

_______________________
 Aiping Yu (signature)

________________________
 Yunxiao Zou (signature)

(seal)

Party B:

_______________________
 Huakang Zhou (signature)